Exhibit 99.1

OfficeMax 263 Shuman Blvd. Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX REPORTS FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

NAPERVILLE, Ill., February 16, 2011 – OfficeMax® Incorporated (NYSE: OMX) today announced the results for its fiscal fourth quarter and full year ended December 25, 2010. Total sales were $1,766.2 million in the fourth quarter of 2010, a decrease of 2.4% from the fourth quarter of 2009, while total sales for the full year 2010 decreased 0.9% to $7,150.0 million compared to the full year 2009. For the fourth quarter of 2010, OfficeMax reported net income available to OfficeMax common shareholders of $12.1 million, or $0.14 per diluted share. For the full year 2010, OfficeMax reported net income available to OfficeMax common shareholders of $68.6 million, or $0.79 per diluted share.

Ravi Saligram, President and CEO of OfficeMax, said, “I am pleased with OfficeMax’s performance in 2010 and proud that our team more than doubled the company’s adjusted operating income on a year-over-year basis through significantly improved gross margins as well as strong expense control across our organization.”

Consolidated Results

(in millions, except per-share amounts)	4Q10	4Q09	FY10	FY09
Sales	$1,766.2	$1,810.5	$7,150.0	$7,212.1
Sales decline (from prior year period)	-2.4%	-3.9%	-0.9%	-12.8%
Gross profit	$446.0	$442.4	$1,849.7	$1,737.6
Gross profit margin	25.3%	24.4%	25.9%	24.1%
Operating income (loss)	$28.1	$(29.2)	$146.5	$(4.0)
Adjusted operating income (loss)	$30.8	$(2.0)	$160.6	$62.9
Adjusted operating income (loss) margin	1.7%	-0.1%	2.2%	0.9%
Adjusted diluted income (loss) per common share	$0.16	$(0.03)	$0.89	$0.24

Adjusted operating income (loss) and adjusted diluted income (loss) per share are non-GAAP financial measures that exclude the effect of certain charges and income described below and in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Results for the fourth quarter and full year 2010 and 2009 included certain charges and other items that are not considered indicative of core operating activities. Fourth quarter 2010 included non-cash pre-tax charges of $11.0 million to impair fixed assets associated with certain of the company’s Retail stores in the U.S.; pre-tax income of $2.8 million to adjust previously established reserves for severance and store closures; and pre-tax income of $5.5 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility’s equipment and the termination of the lease. Fourth quarter 2009 results included a non-cash pre-tax impairment charge of $17.6 million related to certain of our Retail stores in the U.S. and Mexico; $9.6 million of severance and other pre-tax charges, principally related to reorganizations of our U.S. and Canadian Contract sales forces and customer fulfillment centers, as well as a reduction of our Retail store staffing; and a $14.9 million tax benefit resulting from the reversal of a reserve associated with industrial revenue bonds that were under appeal with the Internal Revenue Service.

Adjusted operating income in the fourth quarter of 2010 was $30.8 million, or 1.7% of sales, compared to a loss of $2.0 million in the fourth quarter of 2009. Adjusted net income available to OfficeMax common shareholders in the fourth quarter of 2010 was $13.8 million, or $0.16 per diluted share, compared to a net loss of $2.3 million, or $0.03 per diluted share, in the fourth quarter of 2009.

Contract Segment Results

(in millions)	4Q10	4Q09	FY10	FY09
Sales	$913.4	$947.8	$3,634.2	$3,656.7
Sales decline (from prior year period)	-3.6%	-0.6%	-0.6%	-15.2%
Gross profit margin	22.8%	21.8%	22.8%	20.8%
Segment income margin	2.4%	1.5%	2.6%	1.6%

Contract segment sales decreased 3.6% compared to the prior year period to $913.4 million in the fourth quarter of 2010 (a decrease of 5.2% on a local currency basis). This decline reflected a U.S. Contract operations sales decrease of 5.1% and an international Contract operations sales decrease of 0.4% in U.S. dollars (a sales decrease of 5.6% on a local currency basis).

Contract segment gross profit margin increased to 22.8% in the fourth quarter of 2010 from 21.8% in the fourth quarter of 2009, reflecting improved gross profit margin at both the U.S. and International businesses primarily due to OfficeMax’s profitability initiatives. Contract segment operating, selling and general and administrative expenses as a percentage of sales increased to 20.4% in the fourth quarter of 2010 from 20.3% in the fourth quarter of 2009. The slight increase was a result of costs associated with growth and profitability initiatives, mostly offset by lower incentive compensation expense. Contract segment income was $21.6 million, or 2.4% of sales, in the fourth quarter of 2010 compared to $14.0 million, or 1.5% of sales, in the fourth quarter of 2009.

Retail Segment Results

(in millions)	4Q10	4Q09	FY10	FY09
Sales	$852.8	$862.7	$3,515.8	$3,555.4
Same-store sales decrease (from prior year period)	-0.7%	-6.7%	-0.8%	-11.0%
Gross profit margin	27.8%	27.3%	29.1%	27.4%
Segment income (loss) margin	2.2%	-0.8%	3.0%	1.3%

Retail segment sales decreased 1.1% to $852.8 million in the fourth quarter of 2010 compared to the fourth quarter of 2009, reflecting a same-store sales decrease of 0.7%. A modest decline in same-store sales in the U.S. was mostly offset by stronger sales in Mexico.

Retail segment gross profit margin increased to 27.8% in the fourth quarter of 2010 from 27.3% in the fourth quarter of 2009, primarily due to reduced inventory shrinkage, occupancy and freight expense. Retail segment operating, selling and general and administrative expenses as a percentage of sales decreased to 25.6% in the fourth quarter of 2010 compared to 28.1% in the fourth quarter of 2009 primarily due to lower incentive compensation and benefits related expenses, partially offset by costs associated with growth and profitability initiatives. Retail segment income was $18.9 million, or 2.2% of sales, in the fourth quarter of 2010 compared to a loss of $6.8 million, or 0.8% of sales, in the fourth quarter of 2009.

OfficeMax ended 2010 with a total of 997 Retail stores, consisting of 918 Retail stores in the U.S. and 79 Retail stores in Mexico. During the fourth quarter of 2010, OfficeMax opened one Retail store in Mexico and closed two Retail stores in the U.S. For the full year 2010, OfficeMax opened two Retail stores in Mexico and closed 15 Retail stores in the U.S.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling and general and administrative expenses was $9.7 million in the fourth quarter of 2010 compared to $9.2 million in the fourth quarter of 2009.

Balance Sheet and Cash Flow

As of December 25, 2010 OfficeMax had total debt of $275.0 million, excluding $1,470 million of non-recourse debt related to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees.

During the full year 2010, OfficeMax generated $88.1 million of cash provided by operations, net of $44.4 million of payment of loans against company-owned life insurance policies as well as $72.4 million of increased working capital primarily from higher international inventories and the timing of payments and obligations.

OfficeMax invested $43.4 million for capital expenditures in the fourth quarter of 2010 compared to $14.3 million in the fourth quarter of 2009. For the full year 2010, OfficeMax invested $93.5 million for capital expenditures compared to $38.3 million in 2009.

Outlook

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “To date in 2011, we have experienced a variety of challenges for our business including adverse weather conditions, heightened promotional activity, and a lack of favorable economic conditions, and we anticipate that some of these challenges may persist. As a result, we are being cautious in our outlook for the year and will continue to be disciplined in our expense and cash flow management to maintain our strong financial foundation.”

Based on these trends, OfficeMax anticipates that for the first quarter, total company sales will be lower than the prior year’s first quarter, including the favorable impact of foreign currency translation, and the adjusted operating income margin rate will be significantly lower than the prior year’s first quarter. For the full year 2011, OfficeMax anticipates that total company sales will be flat, to slightly higher than, 2010, including the favorable impact of foreign currency translation and the benefit of a 53rd week, and the adjusted operating income margin rate will be in line with, to slightly lower than, the prior year.

The company’s outlook also includes the following assumptions for the full year 2011:

•	Capital expenditures of approximately $100 million, primarily related to technology, ecommerce, and infrastructure investments and upgrades

•	Depreciation & amortization of approximately $85-95 million

•	Pension expense of approximately $7-12 million

•	Interest expense of approximately $72-77 million and interest income of approximately $41-44 million

•	Effective tax rate approximately in line with the effective tax rate in 2010

•	Cash flow from operations in line with, or slightly higher than capital expenditures

•	Reduction in Retail store count for the year with approximately 15 planned store closures in the U.S., and approximately 5 store openings in Mexico.

Mr. Saligram added, “Given the uncertainty of the economic environment, we will continue in the near term to remain focused on leveraging the company’s strength in cost control and improving gross margin. However, we are simultaneously evolving the organization to a growth-orientated mind set and putting in place building blocks needed to enable growth and create a well-differentiated company.”

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 26, 2009, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its fourth quarter and full year 2010 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by approximately 30,000 associates through direct sales, catalogs, e-commerce and approximately 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	December 25, 2010	December 26, 2009

ASSETS
Current assets:
Cash and cash equivalents	$462,326	$486,570
Receivables, net	546,885	539,350
Inventories	846,463	805,646
Deferred income taxes and receivables	99,613	133,836
Other current assets	58,999	55,934

Total current assets	2,014,286	2,021,336

Property and equipment:
Property and equipment	1,346,558	1,316,855
Accumulated depreciation	(949,269)	(894,707)

Property and equipment, net	397,289	422,148

Intangible assets, net	83,231	83,806
Timber notes receivable	899,250	899,250
Deferred income taxes	284,529	300,900
Other non-current assets	400,344	342,091

Total assets	$4,078,929	$4,069,531

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$4,560	$22,430
Accounts payable	686,106	687,340
Income taxes payable	11,055	3,389
Accrued liabilities and other	342,753	378,533

Total current liabilities	1,044,474	1,091,692

Long-term debt, less current portion	270,435	274,622
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	250,756	277,247
Other long-term liabilities	393,253	424,715

Total other long-term liabilities	644,009	701,962

Noncontrolling interest in joint venture	49,246	28,059

Shareholders’ equity:
Preferred stock	30,901	36,479
Common stock	212,644	211,562
Additional paid-in capital	986,579	989,912
Accumulated deficit	(533,606)	(602,242)
Accumulated other comprehensive loss	(95,753)	(132,515)

Total shareholders’ equity	600,765	503,196

Total liabilities and equity	$4,078,929	$4,069,531

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	December 25, 2010	December 26, 2009

Sales	$1,766,213	$1,810,501
Cost of goods sold and occupancy costs	1,320,184	1,368,106

Gross profit	446,029	442,395

Operating expenses:
Operating, selling and general and administrative expenses	415,244	444,451
Asset impairments (a)	10,979	17,612
Other operating income (expense) (b)	(8,271)	9,553

Total operating expenses	417,952	471,616

Operating income (loss)	28,077	(29,221)

Other income (expense):
Interest expense	(18,202)	(18,406)
Interest income	10,786	10,820
Other income (expense), net	25	(89)

	(7,391)	(7,675)

Pre-tax income (loss)	20,686	(36,896)
Income tax benefit (expense) (c)	(7,499)	33,183

Net income (loss) attributable to OfficeMax and noncontrolling interest	13,187	(3,713)
Joint venture results attributable to noncontrolling interest (a)	(459)	1,132

Net income (loss) attributable to OfficeMax	12,728	(2,581)

Preferred dividends	(606)	(659)

Net income (loss) available to OfficeMax common shareholders	$12,122	$(3,240)

Basic income (loss) per common share:	$0.14	$(0.04)

Diluted income (loss) per common share:	$0.14	$(0.04)

Weighted Average Shares
Basic	85,038	81,232
Diluted	86,722	81,232

(a)	Fourth quarters of 2010 and 2009 include non-cash charges of $11.0 million and $17.6 million, respectively, to impair fixed assets associated with certain of our Retail stores in the U.S. and Mexico (2009 only). These charges reduced net income (loss) by $6.7 million and $10.0 million, or $0.08 and $0.12 per diluted share, for 2010 and 2009 respectively.
(b)	Fourth quarter of 2010 includes income of $2.8 million to adjust previously established reserves for severance and store closures as well as income of $5.5 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility’s equipment and the termination of the lease. These items increased net income by $5.0 million, or $0.06 per diluted share. Fourth quarter of 2009 includes $9.6 million of severance and other charges, principally related to reorganizations of our U.S. and Canadian Contract sales forces and customer fulfillment centers, as well as a streamlining of our Retail store staffing. These items reduced net income (loss) by $5.9 million, or $0.07 per diluted share.
(c)	Fourth quarter of 2009 includes a release of $14.9 million in tax uncertainty reserves related to the deductibility of interest on certain of its industrial revenue bonds. This item increased net income (loss) by $0.18 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Year Ended
	December 25, 2010	December 26, 2009

Sales	$7,150,007	$7,212,050
Cost of goods sold and occupancy costs	5,300,355	5,474,452

Gross profit	1,849,652	1,737,598

Operating expenses:
Operating, selling and general and administrative expenses	1,689,130	1,674,711
Asset impairments (a)	10,979	17,612
Other operating expenses (b)	3,077	49,263

Total operating expenses	1,703,186	1,741,586

Operating income (loss)	146,466	(3,988)

Other income (expense):
Interest expense	(73,333)	(76,363)
Interest income (c)	42,635	47,270
Other income (expense), net (d)	(32)	2,748

	(30,730)	(26,345)

Pre-tax income (loss)	115,736	(30,333)
Income tax benefit (expense) (e)	(41,872)	28,758

Net income (loss) attributable to OfficeMax and noncontrolling interest	73,864	(1,575)
Joint venture results attributable to noncontrolling interest (a)	(2,709)	2,242

Net income attributable to OfficeMax	71,155	667

Preferred dividends	(2,527)	(2,818)

Net income (loss) available to OfficeMax common shareholders	$68,628	$(2,151)

Basic income (loss) per common share:	$0.81	$(0.03)

Diluted income (loss) per common share:	$0.79	$(0.03)

Weighted Average Shares
Basic	84,908	77,483
Diluted	86,512	77,483

(a)	2010 and 2009 include non-cash charges of $11.0 million and $17.6 million, respectively, to impair fixed assets associated with certain of our Retail stores in the U.S. and Mexico (2009 only). These charges reduced net income (loss) by $6.7 million and $10.0 million, or $0.08 and $0.12 per diluted share, for 2010 and 2009 respectively.
(b)	2010 and 2009 include charges recorded in our Retail segment of $13.1 million and $31.2 million, respectively, related to store closures in the U.S. and Mexico (2009 only). 2010 also includes income of $0.6 million in our Retail segment to adjust previously established severance reserves as well as income of $9.4 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility’s equipment and the termination of the lease. 2009 also includes $18.1 million of severance and other charges, principally related to reorganizations of our U.S. and Canadian Contract sales forces, customer fulfillment centers and customer service centers, as well as a streamlining of our Retail store staffing. The cumulative effect of these items reduced net income (loss) by $2.0 million and $30.0 million, or $0.02 and $0.39 per diluted share, for 2010 and 2009, respectively.
(c)	2009 includes $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income (loss) by $2.7 million, or $0.04 per diluted share.
(d)	Other income (expense), net for 2009 includes $2.6 million of income for tax distributions related to our investment in Boise Cascade Holdings, L.L.C. This item increased net income (loss) by $1.6 million, or $0.02 per diluted share.
(e)	2009 includes a release of $14.9 million in tax uncertainty reserves related to the deductibility of interest on certain of its industrial revenue bonds. This item increased net income (loss) by $0.18 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Year Ended
	December 25, 2010	December 26, 2009

Cash provided by operations:
Net income (loss) attributable to OfficeMax and noncontrolling interest	$73,864	$(1,575)
Items in net income not using cash:
Depreciation and amortization	100,936	116,417
Non-cash impairment charges	10,979	17,612
Non-cash deferred taxes on impairment charges	(4,271)	(6,484)
Other	241	13,961
Changes in operating assets and liabilities:
Receivables and inventory	(20,928)	190,361
Accounts payable and accrued liabilities	(51,515)	(56,471)
Borrowings (payments) of loans on company owned insurance policies	(44,442)	45,668
Income taxes and other	23,273	39,455

Cash provided by operations	88,137	358,944

Cash provided by (used for) investment:
Expenditures for property and equipment	(93,511)	(38,277)
Other	6,173	41,099

Cash provided by (used for) investment	(87,338)	2,822

Cash used for financing:
Cash dividends paid	(2,698)	(3,089)
Changes in debt, net	(22,512)	(57,716)
Other	(3,259)	247

Cash used for financing	(28,469)	(60,558)

Effect of exchange rates on cash and cash equivalents	3,426	14,583
Increase (decrease) in cash and cash equivalents	(24,244)	315,791
Cash and cash equivalents at beginning of period	486,570	170,779

Cash and cash equivalents at end of period	$462,326	$486,570

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 25, 2010			December 26, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Sales	$1,766.2	$—	$1,766.2	$1,810.5	$—	$1,810.5
Cost of goods sold and occupancy costs	1,320.2	—	1,320.2	1,368.1	—	1,368.1

Gross profit	446.0	—	446.0	442.4	—	442.4

Operating expenses:
Operating, selling and general and administrative expenses	415.2	—	415.2	444.4	—	444.4
Asset impairments (a)	11.0	(11.0)	—	17.6	(17.6)	—
Other operating (income) expenses (b)	(8.3)	8.3	—	9.6	(9.6)	—

Total operating expenses	417.9	(2.7)	415.2	471.6	(27.2)	444.4

Operating income (loss)	28.1	2.7	30.8	(29.2)	27.2	(2.0)

Other income (expense):
Interest expense	(18.2)	—	(18.2)	(18.4)	—	(18.4)
Interest income	10.8	—	10.8	10.8	—	10.8
Other income (expense), net	—	—	—	(0.1)	—	(0.1)

	(7.4)	—	(7.4)	(7.7)	—	(7.7)

Pre-tax income (loss)	20.7	2.7	23.4	(36.9)	27.2	(9.7)
Income tax benefit (expense) (c)	(7.5)	(1.0)	(8.5)	33.2	(25.1)	8.1

Net income (loss) attributable to OfficeMax and noncontrolling interest	13.2	1.7	14.9	(3.7)	2.1	(1.6)
Joint venture results attributable to noncontrolling interest (a)	(0.5)	—	(0.5)	1.1	(1.2)	(0.1)

Net income (loss) attributable to OfficeMax	12.7	1.7	14.4	(2.6)	0.9	(1.7)

Preferred dividends	(0.6)	—	(0.6)	(0.6)	—	(0.6)

Net income (loss) available to OfficeMax common shareholders	$12.1	$1.7	$13.8	$(3.2)	$0.9	$(2.3)

Basic income (loss) per common share:	$0.14	$0.02	$0.16	$(0.04)	$0.01	$(0.03)

Diluted income (loss) per common share:	$0.14	$0.02	$0.16	$(0.04)	$0.01	$(0.03)

Weighted Average Shares
Basic	85,038		85,038	81,232		81,232
Diluted	86,722		86,722	81,232		81,232

(a)	Fourth quarters of 2010 and 2009 include non-cash charges of $11.0 million and $17.6 million, respectively, to impair fixed assets associated with certain of our Retail stores in the U.S. and Mexico (2009 only). These charges reduced net income (loss) by $6.7 million and $10.0 million, or $0.08 and $0.12 per diluted share, for 2010 and 2009 respectively.
(b)	Fourth quarter of 2010 includes income of $2.8 million to adjust previously established reserves for severance and store closures as well as income of $5.5 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility’s equipment and the termination of the lease. These items increased net income by $5.0 million, or $0.06 per diluted share. Fourth quarter of 2009 includes $9.6 million of severance and other charges, principally related to reorganizations of our U.S. and Canadian Contract sales forces and customer fulfillment centers, as well as a streamlining of our Retail store staffing. These items reduced net income (loss) by $5.9 million, or $0.07 per diluted share.
(c)	Fourth quarter of 2009 includes a release of $14.9 million in tax uncertainty reserves related to the deductibility of interest on certain of its industrial revenue bonds. This item increased net income (loss) by $0.18 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Year Ended
	December 25, 2010			December 26, 2009
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Sales	$7,150.0	$—	$7,150.0	$7,212.1	$—	$7,212.1
Cost of goods sold and occupancy costs	5,300.3	—	5,300.3	5,474.5	—	5,474.5

Gross profit	1,849.7	—	1,849.7	1,737.6	—	1,737.6

Operating expenses:
Operating, selling and general and administrative expenses	1,689.1	—	1,689.1	1,674.7	—	1,674.7
Asset impairments (a)	11.0	(11.0)	—	17.6	(17.6)	—
Other operating expenses (b)	3.1	(3.1)	—	49.3	(49.3)	—

Total operating expenses	1,703.2	(14.1)	1,689.1	1,741.6	(66.9)	1,674.7

Operating income (loss)	146.5	14.1	160.6	(4.0)	66.9	62.9

Other income (expense):
Interest expense	(73.3)	—	(73.3)	(76.4)	—	(76.4)
Interest income (c)	42.6		42.6	47.3	(4.4)	42.9
Other income (expense), net (d)	(0.1)	—	(0.1)	2.8	(2.6)	0.2

	(30.8)	—	(30.8)	(26.3)	(7.0)	(33.3)

Pre-tax income (loss)	115.7	14.1	129.8	(30.3)	59.9	29.6
Income tax benefit (expense) (e)	(41.9)	(5.4)	(47.3)	28.7	(37.4)	(8.7)

Net income (loss) attributable to OfficeMax and noncontrolling interest	73.8	8.7	82.5	(1.6)	22.5	20.9
Joint venture results attributable to noncontrolling interest (a)	(2.7)	—	(2.7)	2.2	(1.7)	0.5

Net income attributable to OfficeMax	71.1	8.7	79.8	0.6	20.8	21.4

Preferred dividends	(2.5)	—	(2.5)	(2.8)	—	(2.8)

Net income (loss) available to OfficeMax common shareholders	$68.6	$8.7	$77.3	$(2.2)	$20.8	$18.6

Basic income (loss) per common share:	$0.81	$0.10	$0.91	$(0.03)	$0.27	$0.24

Diluted income (loss) per common share:	$0.79	$0.10	$0.89	$(0.03)	$0.27	$0.24

Weighted Average Shares
Basic	84,908		84,908	77,483		77,483
Diluted	86,512		86,512	77,483		78,462

(a)	2010 and 2009 include non-cash charges of $11.0 million and $17.6 million, respectively, to impair fixed assets associated with certain of our Retail stores in the U.S. and Mexico (2009 only). These charges reduced net income (loss) by $6.7 million and $10.0 million, or $0.08 and $0.12 per diluted share, for 2010 and 2009 respectively.
(b)	2010 and 2009 include charges recorded in our Retail segment of $13.1 million and $31.2 million, respectively, related to store closures in the U.S. and Mexico (2009 only). 2010 also includes income of $0.6 million in our Retail segment to adjust previously established severance reserves as well as income of $9.4 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to the sale of the facility’s equipment and the termination of the lease. 2009 also includes $18.1 million of severance and other charges, principally related to reorganizations of our U.S. and Canadian Contract sales forces, customer fulfillment centers and customer service centers, as well as a streamlining of our Retail store staffing. The cumulative effect of these items reduced net income (loss) by $2.0 million and $30.0 million, or $0.02 and $0.39 per diluted share, for 2010 and 2009, respectively.
(c)	2009 includes $4.4 million of interest income related to a tax escrow balance established in a prior period in connection with our legacy Voyager Panel business sold in 2004. This item increased net income (loss) by $2.7 million, or $0.04 per diluted share.
(d)	Other income (expense), net for 2009 includes $2.6 million of income for tax distributions related to our investment in Boise Cascade Holdings, L.L.C. This item increased net income (loss) by $1.6 million, or $0.02 per diluted share.
(e)	2009 includes a release of $14.9 million in tax uncertainty reserves related to the deductibility of interest on certain of its industrial revenue bonds. This item increased net income (loss) by $0.18 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 25, 2010		December 26, 2009

Sales	$913.4		$947.8

Gross profit	208.6	22.8%	206.6	21.8%
Operating, selling and general and administrative expenses	187.0	20.4%	192.6	20.3%

Segment income	$21.6	2.4%	$14.0	1.5%

	Year Ended
	December 25, 2010		December 26, 2009

Sales	$3,634.2		$3,656.7

Gross profit	827.0	22.8%	762.4	20.8%
Operating, selling and general and administrative expenses	732.7	20.2%	704.4	19.2%

Segment income	$94.3	2.6%	$58.0	1.6%

Note: Management evaluates the segments’ performances using segment income (loss) which is based on operating income (loss) after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other asset impairments and the other operating expenses lines in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 25, 2010		December 26, 2009

Sales	$852.8		$862.7

Gross profit	237.4	27.8%	235.8	27.3%
Operating, selling and general and administrative expenses	218.5	25.6%	242.6	28.1%

Segment income (loss)	$18.9	2.2%	$(6.8)	-0.8%

	Year Ended
	December 25, 2010		December 26, 2009

Sales	$3,515.8		$3,555.4

Gross profit	1,022.7	29.1%	975.2	27.4%
Operating, selling and general and administrative expenses	918.8	26.1%	930.3	26.1%

Segment income	$103.9	3.0%	$44.9	1.3%

Note: Management evaluates the segments’ performances using segment income (loss) which is based on operating income (loss) after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the asset impairments and the other operating expenses lines in the Consolidated Statements of Operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure (including adjustments to legacy reserves), and asset impairments. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the fourth quarter and full year 2010 and 2009.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.